KRAMER LEVIN NAFTALIS & FRANKEL LLP

February 26, 2008

Old Mutual Funds III

4643 South Ulster Street, Suite 600

Denver, Colorado 80237

Re:	Old Mutual Funds III

Dear Ladies and Gentlemen:

We have acted as counsel to you in connection with the registration of an indefinite number of (i) Class A shares of beneficial interest, par value $0.001 per share (the “Class A Shares”), of each of Old Mutual 2011-2020 Conservative Fund, Old Mutual 2011-2020 Moderate Fund, Old Mutual 2011-2020 Aggressive Fund, Old Mutual 2021-2030 Conservative Fund, Old Mutual 2021-2030 Moderate Fund, Old Mutual 2021-2030 Aggressive Fund, Old Mutual 2031-2040 Conservative Fund, Old Mutual 2031-2040 Moderate Fund, Old Mutual 2031-2040 Aggressive Fund, Old Mutual 2041-2050 Conservative Fund, Old Mutual 2041-2050 Moderate Fund and Old Mutual 2041-2050 Aggressive Fund (each a “Fund” and, collectively, the “Funds”); (ii) Class C shares of beneficial interest, par value $0.001 per share (the “Class C Shares”), of each of the Funds; and (iii) Institutional Class shares of beneficial interest, par value $0.001 per share (the “Institutional Class Shares” and together with the Class A and Class C Shares, the “Shares”), of each of the Funds, which are series portfolios of Old Mutual Funds III (the “Trust”), a statutory trust formed under the Delaware Statutory Trust Act. We understand that you will rely upon our opinion with respect to matters covered in this opinion in connection with the filing of the Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A (File Nos. 333-147771, 811-22149) (the “Registration Statement”), filed by the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended.

In connection with our giving this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) drafts of the prospectuses for the Funds, which you have advised us are substantially in the form of prospectuses to be filed as part of the Registration Statement (the “Prospectuses”); (ii) the Agreement and Declaration of Trust of the Trust, as currently in effect (the “Declaration of Trust”); (iii) the By-Laws of the Trust, as currently in effect; (iv) the Certificate of Trust of the Trust, certified by the Secretary of State of the State of Delaware as of February 25, 2008; (v) a certificate from the Secretary of State of the State of Delaware dated February 25, 2008, certifying that the Trust is in good standing under the laws of the State of Delaware; and (vi) a Certificate of the Secretary of the Trust dated February 25, 2008, with respect to certain resolutions and actions approved by the Board of Trustees of the Trust and the current effectiveness of the Declaration of Trust and By-Laws reviewed by us. We have also considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

We are members of the Bar of the State of New York and do not hold ourselves out as experts on, or express any opinion as to, the law of any other state or jurisdiction other than the

1177 AVENUE OF THE AMERICAS    NEW YORK NY 10036-2714    PHONE 212.715.9100    FAX 212.715.8000    WWW.KRAMERLEVIN.COM

ALSO AT 47 AVENUE HOCHE    75008 PARIS FRANCE

KL2 2546985.3

KRAMER LEVIN NAFTALIS & FRANKEL LLP

February 26, 2008

laws of the State of New York. As to matters involving Delaware law, with your permission, we have relied solely upon an opinion of Ballard Spahr Andrews & Ingersoll, LLP, Delaware counsel to the Trust, a copy of which is attached hereto, concerning the organization of the Trust and the authorization and issuance of the Shares, and our opinion is subject to the qualifications and limitations set forth therein, which are incorporated herein by reference. Our opinion is limited to the Delaware Statutory Trust Act.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1.         The Trust is in good standing under the laws of the State of Delaware; and

2.         The Shares to be offered pursuant to the Prospectuses have been duly authorized for issuance and, when the Shares have been sold, issued and paid for pursuant to the terms, provisions and conditions of the Prospectuses, the Shares will be validly issued, fully paid and non assessable.

Both the Delaware Statutory Trust Act and the Declaration of Trust provide that shareholders of the Trust shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware statutory trust may be held personally liable for that trust’s obligations to the extent that the courts of another state that does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Declaration of Trust also provides for indemnification out of property of each Fund for all loss and expense of any shareholder held personally liable for the obligations of that Fund. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which a Fund is unable to meet its obligations and the express limitation of shareholder liabilities is determined not to be effective.

This opinion is solely for your benefit and is not to be quoted in whole or in part, summarized or otherwise referred to, nor is it to be filed with or supplied to any governmental agency or other person without the written consent of this firm. This opinion letter is rendered as of the date hereof, and we specifically disclaim any responsibility to update or supplement this letter to reflect any events or statements of fact which may hereafter come to our attention or any changes in statutes or regulations or any court decisions which may hereafter occur.

Notwithstanding the previous paragraph, we consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

KL2 2546985.3

LAW OFFICES Ballard Spahr Andrews & Ingersoll, LLP 1735 MARKET STREET, 51ST FLOOR PHILADELPHIA, PENNSYLVANIA 19103-7599 215-665-8500 FAX: 215-864-8999 www.ballardspahr.com	BALTIMORE, MD BETHESDA, MD DENVER, CO LAS VEGAS, NV LOS ANGELES, CA PHOENIX, AZ SALT LAKE CITY, UT VOORHEES, NJ WASHINGTON, DC WILMINGTON, DE

February 26, 2008

Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, NY 10036
Re:	Old Mutual Funds III

Ladies and Gentlemen:

We have acted as counsel to you in connection with the registration of an indefinite number of (i) Class A shares of beneficial interest, par value $0.001 per share (the “Class A Shares”), of each of Old Mutual 2011-2020 Conservative Fund, Old Mutual 2011-2020 Moderate Fund, Old Mutual 2011-2020 Aggressive Fund, Old Mutual 2021-2030 Conservative Fund, Old Mutual 2021-2030 Moderate Fund, Old Mutual 2021-2030 Aggressive Fund, Old Mutual 2031-2040 Conservative Fund, Old Mutual 2031-2040 Moderate Fund, Old Mutual 2031-2040 Aggressive Fund, Old Mutual 2041-2050 Conservative Fund, Old Mutual 2041-2050 Moderate Fund and Old Mutual 2041-2050 Aggressive Fund (each a “Fund” and, collectively, the “Funds”); (ii) Class C shares of beneficial interest, par value $0.001 per share (the “Class C Shares”), of each of the Funds; and (iii) Institutional Class shares of beneficial interest, par value $0.001 per share (the “Institutional Class Shares” and together with the Class A and Class C Shares, the “Shares”), of each of the Funds, which are series portfolios of Old Mutual Funds III (the “Trust”), a statutory trust formed under the Delaware Statutory Trust Act. We understand that you will rely upon our opinion with respect to matters covered in this opinion in giving your opinion in connection with the filing of the Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A (File Nos. 333-147771, 811-22149) (the “Registration Statement”), filed by the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended.

In connection with our giving this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) drafts of the prospectuses for the Funds, which you have advised us are substantially in the form of prospectuses to be filed as part of the

Kramer Levin Naftalis & Frankel LLP

February 26, 2008

Registration Statement (the “Prospectuses”); (ii) the Agreement and Declaration of Trust of the Trust, as currently in effect (the “Declaration of Trust”); (iii) the By-Laws of the Trust, as currently in effect; (iv) the Certificate of Trust of the Trust, certified by the Secretary of State of the State of Delaware as of February 25, 2008; (v) a certificate from the Secretary of State of the State of Delaware dated February 25, 2008, certifying that the Trust is in good standing under the laws of the State of Delaware; and (vi) a Certificate of the Secretary of the Trust dated February 25, 2008, with respect to certain resolutions and actions approved by the Board of Trustees of the Trust and the current effectiveness of the Declaration of Trust and By-Laws reviewed by us. We have also considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

The Prospectuses provide for issuance of the Shares from time to time at the net asset value thereof, plus any applicable sales charge. In connection with our giving this opinion, we have assumed that upon the sale of the Shares the Trust will receive the net asset value thereof.

We have also assumed, without independent verification, (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures; (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us; (iii) that any resolutions and action items provided have been duly adopted by the Trustees; (iv) that the form of the Prospectuses when they become effective will be substantially the same as the form of the Prospectuses as filed; (v) that the Trust has not been dissolved; and (vi) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1. The Trust is in good standing under the laws of the State of Delaware; and

2. The Shares to be offered pursuant to the Prospectuses have been duly authorized for issuance and, when the Shares have been sold, issued and paid for pursuant to the terms, provisions and conditions of the Prospectuses, the Shares will be validly issued, fully paid and non assessable.

We express no opinion concerning the laws of any jurisdiction other than the State of Delaware, and our opinion is limited to the Delaware Statutory Trust Act.

Both the Delaware Statutory Trust Act and the Declaration of Trust provide that shareholders of the Trust shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware statutory trust may be held personally liable for that trust’s obligations to the extent that the courts of another state that does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Declaration of Trust also

Kramer Levin Naftalis & Frankel LLP

February 26, 2008

provides for indemnification out of property of each Fund for all loss and expense of any shareholder held personally liable for the obligations of that Fund. Therefore, the risk of any shareholder incurring financial loss beyond the shareholder’s investment due to shareholder liability is limited to circumstances in which a Fund is unable to meet its obligations and the express limitation of shareholder liabilities is determined not to be effective.

We understand that you will rely on this opinion solely in connection with your opinion to be filed with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to such use of this opinion and we also consent to the filing of this opinion with the Securities and Exchange Commission. In so consenting, we do not thereby admit to be within the category of persons whose consent is required under Section 7 of the 1933 Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Ballard Spahr Andrews & Ingersoll, LLP